UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

January 5, 2024

Date of Report (date of earliest event reported)

Lulu’s Fashion Lounge Holdings, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-41059	20-8442468
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

195 Humboldt Avenue

Chico, California 95928

(Address of Principal Executive Offices) (Zip Code)

(530) 343-3545

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	LVLU	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board Leadership Changes

On January 5, 2024, David. W. McCreight provided timely notice to the board of directors (the “Board”) of Lulu's Fashion Lounge Holdings, Inc. (the “Company”) of his election not to renew his term of employment as Executive Chairman of the Board (“Executive Chairman”) beyond the conclusion of his initial term, expiring March 6, 2024, in accordance with the terms of his Employment Agreement entered into on November 11, 2022 (the “Employment Agreement”). Under the terms of the Employment Agreement, Mr. McCreight is entitled to receive the Accrued Rights (as defined in the Employment Agreement) consisting of his earned but unpaid base salary through the end of his initial term, reimbursement of any unreimbursed reasonable business expenses incurred prior to the end of his initial term, and any employee benefits he or his dependents were entitled to. Mr. McCreight will continue to serve as a director of the Company.

Accordingly, on January 9, 2024, the Board confirmed that Mr. McCreight will conclude his service as Executive Chairman on March 6, 2024 (the “Effective Date”), at the end of the initial term under his Employment Agreement. Additionally, on January 9, 2024, the Board approved the appointment of current director, John Black, as Chairman of the Board of Directors as of the Effective Date.

Second Amendment to Employment Agreement with Mr. Vos

On January 9, 2024, the Company and Mr. Vos entered into a second amendment to his employment agreement (the “Second Amendment”), effective as of January 9, 2024 (the "Amendment Effective Date"), which amends his employment agreement dated May 12, 2022, previously filed as Exhibit 10.2 in the Quarterly Report on Form 10-Q on May 17, 2022, as further amended by the Amendment to Employment Agreement, dated March 5, 2023, previously filed as Exhibit 10.2 in the Current Report on Form 8-K on March 6, 2023. The Second Amendment reflects that Mr. Vos will continue in his role as President and Chief Information Officer for an initial term expiring on December 31, 2025, subject to automatic extensions for a one-year period unless either party provides the other with 60 days' prior notice. Mr. Vos will report directly to the Chairman or to a director or committee of the Board as determined by the Board at its sole discretion. Mr. Vos' base salary will continue at the same level of $470,000 per year. The Second Amendment also amended certain terms of his original employment agreement, including the following:

Annual Bonus:	The Second Amendment provides for an annual bonus with a target amount of $300,000 per year (actual bonus attained may be greater or lesser than target based on performance against key performance indicators based on corporate, business unit and/or individual performance to be reviewed annually and recommended by the Compensation Committee and approved by the Board).

Signing RSU Award:	The Second Amendment provides that Mr. Vos will be granted 300,000 restricted stock units (“RSUs”) pursuant to the terms of the Second Amendment, the applicable Restricted Stock Unit Agreement, and the Lulu’s Fashion Lounge Holdings, Inc. Omnibus Equity Plan (the "Equity Plan"), provided that Mr. Vos remains employed with the Company through the applicable vesting date (the "Signing RSUs"). 100,000 of the Signing RSUs vest on the Amendment Effective Date and the remaining 200,000 Signing RSUs will vest in eight, equal quarterly installments beginning on March 31, 2024.

Annual Equity Awards:

The Second Amendment provides that Mr. Vos will be granted annual grants of 360,000 RSUs in 2024 and 2025 pursuant to the terms of the Second Amendment, the applicable Restricted Stock Unit Agreement, and the Equity Plan, provided that Mr. Vos remains employed with the Company through the applicable vesting date (the "Annual RSU Award"). The Annual RSU Award will vest in four, quarterly installments on March 31, June 30, September 30, and December 31 of the respective year.

The Second Amendment also provides that Mr. Vos will be granted annual grants of 300,000 performance-based stock units (“PSUs”) in 2024 and 2025 pursuant to the terms of the Second Amendment, the Equity Plan and the applicable Performance Stock Unit Award Agreement, which will vest on the date when both of the following have occurred: (i) Performance Achievement: the Volume-Weighted Average Price (“VWAP”) of the Company’s common stock over trailing ten (10) trading days equals or exceeds $7.50 on a date when Mr. Vos remains employed by the Company or within ninety (90) days following termination of Mr. Vos's employment with respect to the 2024 grant or the VWAP of the Company’s common stock over trailing ten (10) trading days equals or exceeds $10.00 on a date when Mr. Vos remains employed by the Company or within ninety (90) days following termination of Mr. Vos's employment with respect to the 2025 grant; and (ii) Service Achievement: Mr. Vos remains employed with the Company through December 31 of the respective year.

The Second Amendment provides that in the event that there is a Change in Control as defined in the Equity Plan prior to the grant of the Annual RSU Award and annual PSUs in 2025 and provided that Mr. Vos remains employed with the Company through the Change in Control, then those awards will be granted immediately prior to the Change in Control. Further, if there is a Change in Control and the stock price per share that an acquirer has agreed to pay for the Company's common stock meets or exceeds one or more Performance Achievement VWAP levels described above, then such agreed upon share price shall satisfy the Performance Achievement requirement of the relevant PSU award(s).

In the event that Mr. Vos is terminated by the Company without Cause or Executive terminates for Good Reason within three (3) months prior to or twelve (12) months following a Change in Control (as defined under the Equity Plan): (A) Mr. Vos shall be 100% vested in any unvested RSUs, including, for avoidance of doubt, the 2025 Annual RSU Award, upon the consummation of the Change in Control; and (B) any PSUs, including, for avoidance of doubt, the 2025 annual PSU award, shall be vested based on deemed satisfaction of the Service Achievement and satisfaction of the applicable Performance Achievement at the time of the Change in Control (based on the price per share price that an acquirer has agreed to pay for the Company's common stock) and linearly interpolated between attainment levels.

Termination Benefits:	The Second Amendment also provides for the following additional severance benefits in the event of a termination of Mr. Vos by the Company without Cause (as defined in the Second Amendment) or by Mr. Vos for Good Reason (as defined in the Second Amendment): (i) if not previously granted, the 2025 Annual RSU Award and 2025 annual PSU award shall immediately be granted; (ii) one hundred percent (100%) of any then unvested RSUs, shall immediately become fully vested, including, for avoidance of doubt, the 2025 Annual RSU Award; and (iii) for purposes of vesting of any unvested PSUs, including, for avoidance of doubt, the 2025 annual PSU award, Mr. Vos shall be deemed to have met the Service Achievement, and any unvested PSUs shall remain outstanding and eligible to meet the Performance Achievement for ninety (90) days following termination.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Adoption of Form Performance Stock Unit Award Grant Notice and Performance Stock Unit Award Agreement

On January 9, 2024, the Board and the Compensation Committee of the Board adopted a form of performance stock unit award grant notice and performance stock unit award agreement, as part of the Company's Omnibus Equity Plan (collectively, the “Form PSU Agreement”), that was used starting on January 9, 2024.

The Form PSU Agreement provides for the grant of performance based restricted stock units to employees, directors and consultants of the Company (the “Participant”), which generally vest at the completion of two vesting requirements: (1) a service-based requirement (the “Service Requirement”); and (2) a performance-based requirement (the “Performance Requirement”). Except as otherwise provided in a Participant's individual Performance Stock Unit Award Grant Notice and Performance Stock Unit Award Agreement, no PSUs will vest (in whole or in part) if only one (or if neither) of such requirements is satisfied on or before the date of the Participant’s Termination of Service. If both the Service Requirement and the Performance Requirement are satisfied with respect to a PSU, the vesting date of the PSU will be the first date upon which both of those requirements were satisfied with respect to that particular PSU.

The PSUs awarded under the Form PSU Agreement will be settled in shares of the Company's common stock, following the satisfaction of the vesting conditions. Grantees shall have no voting or other stockholder rights with respect to the shares of common stock underlying the PSUs prior to the settlement of such award in shares of common stock.

The foregoing description of the Form PSU Agreement, is a summary only and is qualified in its entirety by reference to the Form PSU Agreement, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On January 10, 2024, the Company issued a press release announcing the appointment of a new Chief Merchandising Officer, Laura Deady, and the Board changes discussed in Item 5.02 above, which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained or incorporated in this Item 7.01 of this Current Report is being furnished, and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished herewith:

Exhibit Number	Description

10.1	Second Amendment to Employment Agreement, dated as of January 9, 2024, among Lulu's Fashion Lounge Holdings, Inc., Lulu's Fashion Lounge, LLC and Mark Vos.
10.2	Form of Performance Stock Unit Award Grant Notice and Performance Stock Unit Award Agreement.
99.1	Press release issued by Lulu’s Fashion Lounge Holdings, Inc. on January 10, 2024.
104	Cover Page Interactive Data File - the cover page burl tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 10, 2024	Lulu’s Fashion Lounge Holdings, Inc.

	By:	/s/ Crystal Landsem
Crystal Landsem
Chief Executive Officer